Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                     AIM 85 DECLARES MONTHLY DISTRIBUTION
                      FOR OCTOBER OF THREE CENTS PER UNIT


                          ---------------------------


     ROCKVILLE, MD, October 22, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for October 2003 in the amount of three cents per unit regular cash flow. Holders of record on October 31, 2003 will receive this amount as part of the fourth quarter distribution which will be paid on February 2, 2004.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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